SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  February 27, 1997


                         FREEPORT-McMoRan COPPER & GOLD INC.


          Delaware                  1-9916                 74-2480931

       (State or other          (Commission            (IRS Employer
        jurisdiction of          File Number)           Identification
        incorporation or                                Number)
        organization)


                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

     Registrant's telephone number, including area code:  (504) 582-4000


          Item 5.  Other Events.
          The following news release was issued by Freeport-McMoRan Copper & Gold Inc. on February 27, 1997:


          NEW ORLEANS, LA., February 27, 1997 -- Freeport-McMoRan Copper & Gold Inc. (FCX) announced today that FCX, BRE-X Minerals LTD (BRE-X) and Indonesian interests have signed a binding agreement in connection with the previously announced transaction whereby FCX has agreed to acquire a 15 percent interest in two Indonesian companies that are expected to be granted Contracts of Work
          (COWs) to explore and develop the mining rights in the Busang II and Busang III areas of East Kalimantan, Indonesia. Each company will be owned 45 percent by BRE-X, 40 percent by Indonesian interests, including the Government of Indonesia (GOI), and 15 percent by FCX. The participants have appointed FCX as the sole operator of the Busang II and Busang III properties.
               In consideration for the transaction, FCX has agreed to provide 25 percent of the total estimated cost of delineating a proven reserve and constructing the initial Busang mine complex, up to $400 million. Additionally, FCX has agreed to arrange, on behalf of the Indonesian companies, a $1.2 billion project financing commitment from The Chase Manhattan Bank for the remaining estimated costs of the initial Busang mine complex.
               FCX has undertaken a due diligence review of the Busang properties and expects to commence preparation of a feasibility study during the second quarter of 1997 that will form the basis for the initial mine and mill development with an initial production objective of 100,000 to 150,000 metric tons of ore per day. The transactions are subject to receipt of COWs and other approvals from the GOI and certain other conditions.
               FCX will use its best efforts as a 15 percent interest holder and operator, working with our partners and the GOI, to ensure that the environmental impacts of the Busang mine are minimized and that the positive social and economic impacts are maximized, both for the local population and for the people of Indonesia as a whole. That is the essence of FCX's policy wherever it operates.
               FCX is engaged in mineral exploration and development, mining and milling of copper, gold and silver in Irian Jaya, Indonesia and the smelting and refining of copper concentrates in Spain. FCX is also involved in a joint venture to construct and operate a smelter/refinery in Indonesia.




                                      SIGNATURE



                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FREEPORT-McMoRan COPPER & GOLD INC.


                                        By:
                                             ------------------------------
                                                   Michael A. Weaver
                                             Controller - Financial Reporting
                                                (authorized signatory and
                                               Principal Accounting Officer)

          Date:  March 13, 1997